Exhibit 99.1

Solar Senior Capital Ltd. Announces Quarter Ended September 30, 2016 Financial Results; Declares Monthly Distribution of $0.1175 per Share for November, 2016

NEW YORK — November 2, 2016— Solar Senior Capital Ltd. (the “Company” or “SUNS”) (NASDAQ: SUNS), today reported net investment income of $4.5 million, or $0.37 per average share, for the quarter ended September 30, 2016.

At September 30, 2016, the net asset value (NAV) per share was $16.78, up modestly from the prior quarter. At September 30, the fair value of the Company’s Comprehensive Investment Portfolio* was $392.6 million, with 100% of the portfolio performing.

The Company also announced that its Board of Directors declared a monthly distribution of $0.1175 per share for November 2016, which will be payable on December 1, 2016 to stockholders of record on November 23, 2016. Tax characteristics of all distributions will be reported to shareholders on Form 1099 after the end of the calendar year.

HIGHLIGHTS:

At September 30, 2016:

Comprehensive Investment portfolio* fair value: $392.6 million

Number of portfolio companies*: 57

Net assets: $268.9 million

Net asset value per share: $16.78

Portfolio Activity** for the Quarter Ended September 30, 2016

Investments made during the quarter: $33.3 million

Investments prepaid or sold during the quarter: $21.0 million

Operating Results for the Quarter September 30, 2016

Net investment income: $4.5 million

Net realized and unrealized gain: $0.6 million

Net increase in net assets from operations: $5.2 million

Net investment income per average share: $0.37

*	The Comprehensive Investment Portfolio is comprised of the Company’s investment portfolio, including its equity investment in Gemino Healthcare Finance, as well as the senior secured loans held by the First Lien Loan Program (“FLLP”) attributable to the Company (but excluding the equity interest in FLLP).
**	Excludes FLLP membership interests and includes investment activity within FLLP attributable to the Company.

“We are pleased to report another strong quarter, with our Net Investment Income per share fully covering our distributions and our portfolio 100% performing,” said Michael Gross, Chairman and CEO of Solar Senior Capital Ltd. “Additionally, we are excited about our growth prospects. As we deploy the $75 million of proceeds from our September share offering, including into our strategic initiatives, we expect to achieve growth in NII per share. On a quarterly basis until June 30, 2017, our Investment Advisor has agreed to waive any earned incentive and management fees in order to support the Company’s monthly distributions to shareholders while we are investing the proceeds.”

Conference Call and Webcast

The Company will host an earnings conference call and audio webcast at 11:00 a.m. (Eastern Time) on Thursday, November 3, 2016. All interested parties may participate in the conference call by dialing (844) 889-7785 approximately 5-10 minutes prior to the call, international callers should dial (661) 378-9929. Participants should reference Solar Senior Capital Ltd. and the participant passcode of 94334114 when prompted. Following the call you may access a replay of the event via audio webcast. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through the Solar Senior Capital Ltd. website, www.solarseniorcap.com. To listen to the live call, please go to the Company’s website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the Solar Senior Capital Ltd. website. Additionally, a telephone replay will be available until November 17, 2016 and can be accessed by dialing (855) 859-2056 and using the passcode 94334114. International callers should dial (404) 537-3406.

Portfolio and Investment Activity

Investment Activity

During the three months ended September 30, 2016 and including activity in FLLP attributable to the Company, gross originations totaled $33.3 million across six portfolio companies. Investments repaid or sold during the quarter ended September 30, 2016 totaled approximately $21.0 million, including repayments within FLLP attributable to the Company.

Portfolio Composition

At September 30, 2016, the weighted average yield on SUNS’ income producing investments was 8.2%, measured at fair value, and 8.0% measured at amortized cost. As of September 30, 2016, 100% of the portfolio was performing.

The characteristics of our Comprehensive Investment Portfolio at September 30, 2016 were as follows:

Comprehensive Portfolio Composition, measured at fair value:	Amount ($mm)%
Senior secured loans		$263.4	67.1%
Senior secured loans in FLLP, attributable to the Company		$93.9	23.9%
Gemino Healthcare Finance, whose diversified loan portfolio is comprised entirely of floating rate senior secured loans		$35.3	9.0%
Total Senior Secured Loans		$392.6	100.0%
Equity and equity-like securities, excluding Gemino Healthcare Finance and FLLP Membership Interests	<$	0.1	<0.0%
Total Comprehensive Investment Portfolio		$392.6	100.0%
Floating Rate Investments and as a % of the income-producing Comprehensive Portfolio		$380.3	96.9%

The comprehensive portfolio is diversified across 57 issuers in 26 industries, with an average issuer exposure of $6.9 million, or 1.8% of the portfolio, at September 30, 2016.

Gemino Healthcare Finance LLC

At September 30, 2016, Gemino’s $119.9 million funded portfolio consists of senior secured loans from 37 issuers with an average funded exposure of $3.2 million. All of the commitments from Gemino are floating rate, senior secured loans. During the quarter ended September 30, 2016, Gemino had no new funded originations and had approximately $11.5 million of funded commitments repaid. For the quarter ended September 30, 2016, Gemino distributed $924 thousand to SUNS, resulting in an annualized distribution yield to SUNS, at cost, for the quarter ended September 30, 2016 of 11.25%, up from 11.0% in the prior quarter.

First Lien Loan Program LLC

At September 30, 2016, the fair value of FLLP’s investment portfolio was $107.3 million, consisting of senior secured loans from 23 issuers with an average issuer exposure of $4.7 million. All of the loans in FLLP are floating rate, senior secured loans. During the quarter ended September 30, 2016, FLLP funded $15.8 million across three portfolio companies and had repayments of $0.5 million, consisting of contractual loan amortization, over the same period. At September 30, 2016, the weighted average yield of FLLP’s portfolio was 6.5%, measured at fair value, 6.4%, measured at cost.

For the quarter ended September 30, 2016, FLLP distributed $861 thousand to the Company. FLLP’s annualized distribution yield to the Company, at average cost, for the quarter ended September 30, 2016 was approximately 11.3%. As of September 30, 2016, 100% of FLLP’s portfolio was performing.

In August 2016, the FLLP senior secured revolving credit facility was amended, expanding commitments to $100 million and extending the maturity date to August 16, 2021. As of September 30, 2016, the Company and Voya had contributed combined equity capital in the amount of $36.0 million to FLLP, and FLLP had borrowings of $69.9 million outstanding on its credit facility.

Portfolio Company Ratings

The Company puts its largest emphasis on risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four, with 1 representing the least amount of risk.

As of September 30, 2016, 100% of the investment portfolio was performing and the composition of the SUNS’ portfolio, on a risk ratings basis, was as follows:

Internal Performance Rating	Investments at Fair Value	% of Total Portfolio
1	$40.7	12.4%
2	$262.7	80.1%
3	$24.4	7.4%
4	$0.1	<0.1%

Results of Operations for Quarter Ended September 30, 2016 compared to the Quarter Ended September 30, 2015

Investment Income

For the fiscal quarters ended September 30, 2016 and September 30, 2015, gross investment income totaled $7.0 million and $6.5 million, respectively.

Expenses

Net expenses totaled $2.5 million and $2.4 million, respectively, for the fiscal quarters ended September 30, 2016 and September 30, 2015. For the fiscal quarters ended September 30, 2016 and September 30, 2015, $0.5 million and $0.1 million, respectively, of performance-based incentive fees were voluntarily waived by the Company’s investment manager.

Net Investment Income

Net investment income was $4.5 million or $0.37 per average share and $4.1 million and $0.35 per average share for the fiscal quarters ended September 30, 2016 and 2015, respectively.

Net Realized and Unrealized Gain (Loss)

Net realized and unrealized gain (loss) for the fiscal quarters ended September 30, 2016 and 2015 totaled approximately $0.6 million and ($5.6) million, respectively.

Net Increase (Decrease) in Net Assets Resulting From Operations

For the fiscal quarters ended September 30, 2016, and September 30, 2015, the Company had a net increase in net assets resulting from operations of $5.2 million and ($1.5) million, respectively. For the same periods, earnings per average share were $0.42 and ($0.13), respectively.

Liquidity and Capital Resources

At September 30, 2016, the Company had $43.0 million in borrowings outstanding on its $175 million Credit Facility and $132.0 million of unused debt capacity, subject to borrowing base limits. When considering the unused debt capacity of the FLLP credit facility, combined with the Company’s balance sheet, as well as the anticipated leverage on the $75 million of equity raised in September, 2016, available capital is approximately $200 million, subject to borrowing base limitations.

In September 2016, the Company closed a follow-on public equity offering of 4.5 million shares of common stock at $16.76 per share raising approximately $75.0 million in net proceeds. The primary uses of funds will be investments in portfolio companies, reductions in debt outstanding and other general corporate purposes. A portion of the net proceeds may also be utilized to further capitalize the First Lien Loan Program, Gemino Healthcare Finance, or any newly created strategic initiatives.

SOLAR SENIOR CAPITAL LTD.

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(in thousands, except share amounts)

	September 30, 2016 (unaudited)	December 31, 2015
Assets
Investments at fair value:
Companies less than 5% owned (cost: $267,355 and $253,373, respectively)	$261,479	$242,502
Companies 5% to 25% owned (cost: $3,754 and $3,816, respectively)	1,986	2,423
Companies more than 25% owned (cost: $64,347 and $62,423, respectively)	64,448	61,593

Total investments (cost: $335,456 and $319,612, respectively)	327,913	306,518
Cash	4,336	3,070
Cash equivalents (cost: $184,962 and $49,997, respectively)	184,962	49,997
Receivable for investments sold	17	45
Dividends receivable	1,391	526
Interest receivable	1,151	2,040
Prepaid expenses and other assets	329	381

Total assets	$520,099	$362,577

Liabilities
Credit facility payable	$43,000	$116,200
Payable for investments and cash equivalents purchased	204,312	54,897
Distributions payable	1,825	1,355
Management fee payable	852	831
Performance-based incentive fee payable	118	—
Interest payable	224	262
Administrative services expense payable	455	534
Other liabilities and accrued expenses	447	194

Total liabilities	$251,233	$174,273

Net Assets
Common stock, par value $0.01 per share, 200,000,000 and 200,000,000 common shares authorized, respectively, and 16,025,011 and 11,533,315 issued and outstanding, respectively	$160	$115
Paid-in capital in excess of par	286,413	211,486
Distributions in excess of net investment income	(5,185)	(5,185)
Accumulated net realized loss	(4,979)	(5,018)
Net unrealized depreciation	(7,543)	(13,094)

Total net assets	$268,866	$188,304

Net Asset Value Per Share	$16.78	$16.33

SOLAR SENIOR CAPITAL LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except share amounts)

	Three months ended
	September 30, 2016	September 30, 2015
INVESTMENT INCOME:
Interest:
Companies less than 5% owned	$5,165	$4,948
Companies 5% to 25% owned	51	55
Dividends:
Companies more than 25% owned	1,767	1,433
Other income:
Companies less than 5% owned	1	74
Companies more than 25% owned	17	10

Total investment income	7,001	6,520

EXPENSES:
Management fees	$852	$882
Performance-based incentive fees	636	115
Interest and other credit facility expenses	870	895
Administrative services expense	301	309
Other general and administrative expenses	324	349

Total expenses	2,983	2,550
Performance-based incentive fees waived	(518)	(115)

Net expenses	2,465	2,435

Net investment income	$4,536	$4,085

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND CASH EQUIVALENTS:
Net realized gain on investments and cash equivalents (companies less than 5% owned)	$8	$37
Net change in unrealized gain (loss) on investments and cash equivalents	625	(5,617)

Net realized and unrealized gain (loss) on investments and cash equivalents	633	(5,580)

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$5,169	$(1,495)

EARNINGS (LOSS) PER SHARE	$0.42	$(0.13)

About Solar Senior Capital Ltd.

Solar Senior Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in leveraged, middle market companies in the form of senior secured loans including first lien and second lien debt instruments.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Senior Capital Ltd. undertakes no duty to update any forward-looking statements made herein.

Contact

Solar Senior Capital Ltd.

Investor Relations

(212) 993-1670